Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS PRELIMINARY FOURTH QUARTER
RESULTS
INSIGHT ACHIEVES RECORD FINANCIAL RESULTS
Net Sales — $1.27 Billion; GAAP Diluted EPS — $0.38; Non-GAAP* Diluted EPS — $0.43
TEMPE, Ariz. — January 30, 2007 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported preliminary results of operations for the three months and year ended December 31, 2006. These results are preliminary because, as previously disclosed, the Options Subcommittee is reviewing the Company’s historical stock option practices. The Options Subcommittee has retained independent outside legal counsel and accountants and is in the process of performing its review but has not reached any conclusions about the Company’s stock option practices. Also, on October 27, 2006, the Company received an informal inquiry from the Securities and Exchange Commission (the “SEC”) requesting certain documents and information relating to the Company’s stock option practices from January 1, 1996 to the present, and the Company is cooperating with the SEC in the informal inquiry. Additionally, certain present and former directors and executive officers of the Company were named as defendants in a derivative lawsuit related to stock option practices from 1997 to 2002, and the Company was named as a nominal defendant in that action. On January 19, 2007, the Court, at the plaintiff’s request, dismissed the lawsuit without prejudice. Also as previously disclosed, the Nasdaq Listing Qualifications Panel granted the Company’s request for continued listing on The Nasdaq Stock Market on the condition that the Company provide Nasdaq with certain information on or before the dates specified by Nasdaq and file its Form 10-Q for the third quarter ended September 30, 2006 on or before April 26, 2007. The Company does not anticipate being in a position to file its Form 10-K for the year ended December 31, 2006 by the filing deadline and will file the 10-K as soon as possible following completion of the option practices review.
As the review and informal inquiry are not complete and no conclusions have been reached, the accounting effect of these matters, if any, cannot be quantified. There can be no assurance that the results of the review and informal inquiry will not require restatement of the Company’s financial statements. All results reported today are presented without taking into account any adjustments that may be required in connection with the ongoing stock option review and related SEC informal inquiry and should be considered preliminary until the Company files its Form 10-Q for the third quarter ended September 30, 2006 and its Form 10-K for the year ended December 31, 2006.
Fourth Quarter Highlights:
•	Quarterly net sales growth of 57% from $812.1 million in Q4 2005 to $1.27 billion in Q4 2006.

•	Quarterly non-GAAP* net earnings growth of 25% from $17.0 million in Q4 2005 to $21.2 million in Q4 2006 (GAAP net earnings grew 69% from $11.1 million to $18.8 million).

•	Non-GAAP* diluted EPS growth of 23% from $0.35 in Q4 2005 to $0.43 in Q4 2006 (GAAP diluted EPS grew 65% from $0.23 in Q4 2005 to $0.38 in Q4 2006).

•	North America quarterly net sales and non-GAAP* earnings from operations increased 33% and 32%, respectively, over the prior year (GAAP earnings from operations increased 18%).

•	EMEA quarterly net sales and non-GAAP* earnings from operations increased 190% and 158%, respectively, over the prior year (GAAP earnings from operations increased 253%).

•	APAC quarterly net sales and non-GAAP* earnings from operations were $23.4 million and $835,000, respectively (GAAP earnings from operations were $824,000).
2006 Full Year Highlights:
•	Annual net sales growth of 20% from $3.18 billion in 2005 to $3.82 billion in 2006.

•	Annual non-GAAP* net earnings growth of 20% from $64.0 million in 2005 to $76.7 million in 2006 (GAAP net earnings grew 39% from $54.7 million to $76.2 million).

•	Non-GAAP* diluted EPS growth of 21% from $1.30 in 2005 to $1.57 in 2006 (GAAP diluted EPS grew 39% from $1.12 in 2005 to $1.56 in 2006).
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 2	January 30, 2007
“I am very pleased to announce that Insight had a great quarter, which provided a strong ending to a very exciting and successful 2006,” said Rich Fennessy, chief executive officer. “I am proud to say we achieved record quarterly and annual net sales, non-GAAP net earnings and non-GAAP diluted earnings per share.”
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended December 31,			Year Ended December 31,
Insight Enterprises, Inc.	2006	2005	% change	2006	2005	% change
Net sales	$1,272,486	$812,074	57%	$3,817,085	$3,183,707	20%
Gross profit	$160,207	$93,898	71%	$479,063	$374,540	28%
Net earnings — GAAP	$18,821	$11,116	69%	$76,162	$54,695	39%
Net earnings — non-GAAP*	$21,169	$16,970	25%	$76,724	$63,965	20%
Diluted earnings per share — GAAP	$0.38	$0.23	65%	$1.56	$1.12	39%
Diluted earnings per share — non-GAAP*	$0.43	$0.35	23%	$1.57	$1.30	21%

North America
Net sales	$931,130	$702,437	33%	$3,076,826	$2,713,468	13%
Gross profit	$117,548	$78,788	49%	$378,978	$311,125	22%
Earnings from operations — GAAP	$25,607	$21,718	18%	$84,457	$74,615	13%
Earnings from operations — non-GAAP*	$28,895	$21,926	32%	$97,507	$79,010	23%

EMEA
Net sales	$317,911	$109,637	190%	$710,294	$470,239	51%
Gross profit	$38,750	$15,110	156%	$95,184	$63,415	50%
Earnings (loss) from operations — GAAP	$7,093	$(4,650)	253%	$17,269	$4,996	246%
Earnings from operations — non-GAAP*	$7,400	$2,870	158%	$18,626	$12,644	47%

APAC
Net sales	$23,445	—	—	$29,965	—	—
Gross profit	$3,909	—	—	$4,901	—	—
Earnings from operations — GAAP	$824	—	—	$1,109	—	—
Earnings from operations — non-GAAP*	$835	—	—	$1,121	—	—

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.
This Financial Summary Table does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2006 and/or 2005 periods exclude stock-based compensation expense, settlement expense, severance and restructuring expense, the gain on the sale of discontinued operation, income resulting from reductions in liabilities assumed in a previous acquisition, cumulative effect of change in accounting principle and the tax effects of these items. We exclude these items when internally evaluating gross profit, selling and administrative expenses, earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and when evaluating gross profit, selling and administrative expenses and earnings from operations for the individual operating segments. We use these non-GAAP measures to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors’ results and assist in forecasting performance for future periods because they exclude items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our effective tax rate for the three months ended December 31, 2006 was 37.9% compared to 42.1% for the three months ended December 31, 2005. The non-GAAP effective tax rate for the three months ended December 31, 2006 was 38.0%
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 3	January 30, 2007
compared to 39.2% for the three months ended December 31, 2005. The change in the effective tax rate was due to several tax planning initiatives as well as the change in the percentage of taxable income being taxed in countries with lower tax rates than the United States as a result of the acquisition of Software Spectrum, Inc. (“Software Spectrum”).
Cash flows from operations for the year ended December 31, 2006 and 2005 were $83.0 million and $15.6 million, respectively. During the year ended December 31, 2006, we received $46.3 million from the sale of Direct Alliance and used $321.2 million, net of cash acquired of $30.3 million, to acquire Software Spectrum. The acquisition was partially financed by new term loan borrowings of $75.0 million under our amended and restated credit facility and $173.0 million under our amended accounts receivable securitization financing facility. Cash flows from operations for the year ended December 31, 2006 resulted primarily from net earnings from continuing operations before depreciation and amortization, and increases in accounts payable and decreases in inventories. These increases in operating cash flows were partially offset by increases in accounts receivable. The increased accounts payable and accounts receivable balances can be primarily attributed to the Software Spectrum acquisition. Cash flows from operations for the year ended December 31, 2005 resulted primarily from net earnings from continuing operations before depreciation and amortization partially offset by increases in accounts receivable and inventories. The increase in accounts receivable was due to increases in net sales with terms longer than net 30 at the end of 2005 primarily related to our large enterprise and public sector clients. The increase in inventories was due primarily to increases in opportunistic purchases and a decision to carry additional inventories for our integration labs and upcoming projects with large enterprise and public sector clients at the end of 2005. For the year ended December 31, 2006, cash used in investing activities included $35.0 million of capital expenditures primarily related to investments to upgrade our IT systems to the mySAP Business Suite. At December 31, 2006, we had $17.4 million in cash and cash equivalents, $60 million available under our line of credit and approximately $47 million available under our amended accounts receivable securitization financing facility.
Stock-Based Compensation Expense
On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment” (“SFAS No. 123R”), which requires stock-based compensation to be measured based on the grant-date fair value of the award and recognized over the period during which an employee is required to provide service in exchange for the award. We adopted SFAS No. 123R using the modified prospective transition method. Under this method, the provisions of SFAS No. 123R apply to all awards granted or modified after the adoption date and compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption. Prior periods have not been restated. However, we recorded stock-based compensation expense in prior periods related to the amortization of the fair value of restricted stock shares and units over their respective vesting periods. Stock-based compensation expense is classified in the same line item of the consolidated statements of earnings as other payroll-related expenses for the specific employee and is excluded from non-GAAP financial measures reported herein.
Stock-based compensation expense for the three months and year ended December 31, 2006 and 2005 was recorded in the financial statements as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
North America
Selling and administrative expenses	$3,288	$208	$11,542	$745

EMEA
Selling and administrative expenses	$307	$—	$1,136	$—

APAC
Selling and administrative expenses	$11	$—	$12	$—

Total Continuing Operations
Selling and administrative expenses	$3,606	$208	$12,690	$745

Discontinued Operation	$—	$7	$1,017	$20

Stock-based compensation expense disclosed only in the footnotes to the consolidated financial statements for the three months and year ended December 31, 2005 was $3.4 million and $13.9 million, respectively.
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 4	January 30, 2007
The above stock-based compensation expense amounts do not include the effect of any unrecorded equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
Severance and Restructuring Expenses
No severance or restructuring expenses were recorded during the three months ended December 31, 2006. At the end of December 2005, Insight UK moved to a new facility in London. Accordingly, Insight UK recorded restructuring costs of $7.5 million representing the remaining lease obligations on the old lease and duplicate rent expense for the new facility during the three months ended December 31, 2005.
OPERATING SEGMENTS
Prior to the acquisition of Software Spectrum on September 7, 2006 and the sale of Direct Alliance Corporation (“Direct Alliance”) on June 30, 2006, we were organized in three operating segments, two of which were the geographic operating segments that provided IT products and services: Insight North America and Insight UK; and the third of which was our discontinued operation that provided business process outsourcing, Direct Alliance.
Beginning in the fourth quarter of 2006, we operate in three reportable geographic operating segments: North America; EMEA (Europe, the Middle East and Africa); and APAC (Asia-Pacific). To the extent applicable, prior period information included in this release by operating segment has been revised to conform to the current period presentation. Currently, our offerings in North America and the United Kingdom include brand-name IT hardware, software and IT services. Our offerings in the remainder of our EMEA segment and in APAC currently only include software and IT services.
North America
North America’s net sales for the three months ended December 31, 2006 increased 33% to $931.1 million, compared to net sales of $702.4 million for the three months ended December 31, 2005, due primarily to the acquisition of Software Spectrum. “I am very pleased with our software category performance as we posted seasonally strong results,” said Fennessy. “Our North America hardware and services categories performed well in the quarter, with year over year sales increases from SMB and public sector clients, while hardware sales to large enterprise clients declined compared to the fourth quarter of last year.”
In Q4 2006, our North American gross profit was $117.5 million, a 49% increase over the prior year. North America’s gross profit as a percentage of net sales was 12.6% for the three months ended December 31, 2006, compared to 11.2% for the three months ended December 31, 2005. “The increase in gross profit as a percentage of net sales from the fourth quarter of 2005 was due primarily to increases in agency fees for Microsoft enterprise software agreement renewals, reductions in the reserves for vendor receivables, decreases in inventory write-downs and increases in sales of services. These increases were offset partially by decreases in product margin, which includes vendor funding, and decreases in freight margins,” said Stanley Laybourne, chief financial officer.
North America’s non-GAAP selling and administrative expenses were 9.5% of net sales for the three months ended December 31, 2006, compared to 8.1% for the three months ended December 31, 2005. The non-GAAP selling and administrative expenses exclude stock-based compensation expense of $3.3 million and $208,000 for the three months ended December 31, 2006 and 2005, respectively. Selling and administrative expenses in the fourth quarter of 2006 also include approximately $720,000 of accelerated depreciation related to portions of our current operating system that will not be utilized after our upgrade to mySAP. “Compared to Q4 2005, we have seen increases in expenses related to the acquired business, increases in sales incentive plans, increased bonus expenses due to increased overall financial performance, accelerated depreciation, amortization of intangible assets, increases in professional fees associated with the stock option review and integration-related expenses,” Laybourne said.
North America’s non-GAAP earnings from operations for the three months ended December 31, 2006 were $28.9 million compared to $21.9 million for the three months ended December 31, 2005. The non-GAAP earnings from operations for the three months ended December 31, 2006 excludes stock-based compensation expense of $3.3 million. The non-GAAP earnings from operations for the three months ended December 31, 2005 excludes stock-based compensation of $208,000.
EMEA
EMEA’s net sales for the three months ended December 31, 2006 increased by 190% to $317.9 million, compared to net sales of $109.6 million for the three months ended December 31, 2005. “Within EMEA, our UK hardware and services
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 5	January 30, 2007
category performance was very strong in the quarter and grew faster than the market,” said Fennessy. “I am very pleased with our software category performance in EMEA as well, which also posted seasonally strong results.”
In Q4 2006, our EMEA gross profit was $38.8 million, a 156% increase over the prior year. EMEA’s gross profit as a percentage of net sales was 12.2% for the three months ended December 31, 2006, compared to 13.8% for the three months ended December 31, 2005. “The decrease in gross margin from the fourth quarter of 2005 was due primarily to decreases in product margin, which includes vendor funding. These decreases in gross margin were offset partially by higher agency fees for Microsoft enterprise software agreement renewals,” said Laybourne.
For the three months ended December 31, 2006, EMEA’s non-GAAP selling and administrative expenses were 9.9% of net sales compared with 11.2% in the same quarter of 2005. “The decrease from Q4 2005 was due primarily to increases in net sales,” said Laybourne. The non-GAAP selling and administrative expenses exclude stock-based compensation expense of $307,000 for the three months ended December 31, 2006.
EMEA’s non-GAAP earnings from operations in the three months ended December 31, 2006 were $7.4 million, compared to $2.9 million in the three months ended December 31, 2005. The non-GAAP earnings from operations exclude stock-based compensation expense of $307,000 for the three months ended December 31, 2006 and severance and restructuring expense of $7.5 million for the three months ended December 31, 2005.
APAC
Our APAC segment, which was added as a result of the acquisition of Software Spectrum, recognized net sales and non-GAAP earnings from operations of $23.4 million and $835,000, respectively, for the three months ended December 31, 2006. The non-GAAP earnings from operations exclude stock-based compensation expense of $11,000 for the three months ended December 31, 2006. “We were pleased with the results of our APAC segment as it achieved strong growth and results in line with its internal budgets,” said Fennessy. “Although this segment represents a small percentage of our consolidated results, we are excited about the growth opportunities this region brings.”
CONFERENCE CALL AND WEBCAST
We will host a conference call and live Web cast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live Web cast of the conference call (in listen-only mode) will be available on our corporate Web site at www.insight.com and a replay of the Web cast will be available on our corporate Web site for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology and voice and data networks, including migration of Software Spectrum to our information technology and voice and data networks;

•	the integration and operation of Software Spectrum;

•	our ability to achieve the expected benefits from the acquisition of Software Spectrum;

•	actions of our competitors, including manufacturers of products we sell;

•	the risks associated with international operations;

•	our ability to renew or replace financing facilities;

•	increased outstanding debt and interest expense and lower availability on our financing facilities;

•	increased exposure to currency exchange risks;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;

•	sales of software licenses are subject to seasonal changes in demand;

•	our failure to comply with the terms and conditions of our public sector contracts;
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 6	January 30, 2007
•	we have very limited experience in outsourcing business functions to India;

•	rapid changes in product standards;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors That Could Affect Future Results” set forth in “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission.
In addition, these forward-looking statements include statements regarding the review being conducted by the Options Subcommittee, the informal inquiry commenced by the SEC, and the Company’s intent to file its Forms 10-Q and 10-K as soon as practicable. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the review by the Options Subcommittee; the results and findings of the SEC’s informal inquiry; the effect, if any, of such results or findings on the consolidated financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any related effects on credit agreement covenants; risks associated with the Company’s inability to meet NASDAQ requirements for continued listing; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.
We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Chief Financial Officer	Chief Accounting Officer
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 7	January 30, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales	$1,272,486	$812,074	$3,817,085	$3,183,707
Costs of goods sold	1,112,279	718,176	3,338,022	2,809,167

Gross profit	160,207	93,898	479,063	374,540
Operating expenses:
Selling and administrative expenses	126,683	69,310	375,499	283,631
Severance and restructuring expenses	—	7,520	729	11,962
Reductions in liabilities assumed in a previous acquisition	—	—	—	(664)

Earnings from operations	33,524	17,068	102,835	79,611
Non-operating (income) expense:
Interest income	(697)	(834)	(4,355)	(3,394)
Interest expense	4,460	888	6,793	1,914
Net foreign currency exchange (gain) loss	(587)	21	(195)	72
Other (income) expense, net	(199)	159	(39)	782

Earnings from continuing operations before income taxes	30,547	16,834	100,631	80,237
Income tax expense	11,575	7,088	35,555	31,535

Net earnings from continuing operations	18,972	9,746	65,076	48,702
Net (loss) earnings from discontinued operation	(151)	2,019	11,086	6,642

Net earnings before cumulative effect of change in accounting principle	18,821	11,765	76,162	55,344
Cumulative effect of change in accounting principle	—	(649)	—	(649)

Net earnings	$18,821	$11,116	$76,162	$54,695

Net earnings per share — Basic:
Net earnings from continuing operations	$0.39	$0.20	$1.34	$1.00
Net earnings from discontinued operation	—	0.04	0.23	0.14
Cumulative effect of change in accounting principle	—	(0.01)	—	(0.01)

Net earnings per share	$0.39	$0.23	$1.57	$1.13

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.38	$0.20	$1.33	$0.99
Net earnings from discontinued operation	—	0.04	0.23	0.14
Cumulative effect of change in accounting principle	—	(0.01)	—	(0.01)

Net earnings per share	$0.38	$0.23	$1.56	$1.12

Shares used in per share calculations:
Basic	48,802	47,628	48,373	48,553

Diluted	49,592	48,054	48,945	49,042

These Consolidated Statements of Earnings do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 8	January 30, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$17,436	$35,145
Accounts receivable, net	991,731	480,458
Inventories	97,482	121,223
Inventories not available for sale	31,112	35,528
Deferred income taxes and other current assets	55,251	29,624

Total current assets	1,193,012	701,978

Property and equipment, net	129,965	133,017
Buildings held for lease	16,522	—
Goodwill	307,647	87,124
Intangible assets	85,899	—
Other assets	5,842	221

	$1,738,887	$922,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$580,027	$183,501
Accrued expenses and other current liabilities	139,675	54,926
Current portion of long term debt	15,000	—
Deferred revenue	40,728	24,747
Line of credit	15,000	21,309
Inventories financing facility	—	4,281
Short-term financing facility	—	45,000

Total current liabilities	790,430	333,764

Long-term debt	224,250	—
Deferred income taxes and other long-term liabilities	36,619	22,552

Stockholders’ equity:
Preferred stock	—	—
Common stock	489	477
Additional paid-in capital	329,730	299,043
Retained earnings	328,480	252,318
Accumulated other comprehensive income — foreign currency translation adjustment	28,889	14,186

Total stockholders’ equity	687,588	566,024

	$1,738,887	$922,340

These Consolidated Balance Sheets do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.       1305 West Auto Drive       Tempe, Arizona 85284       480-902-1001       FAX 480-760-8958

Insight Q4 2006 Results, Page 9	January 30, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2006	2005
Cash flows from operating activities:
Net earnings from continuing operations	$65,076	$48,053
Plus: net earnings from discontinued operation	11,086	6,642

Net earnings	76,162	54,695
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	25,372	14,622
Provision for losses on accounts receivable	3,033	5,542
Write-downs of inventories	8,442	7,625
Non-cash stock-based compensation	13,707	766
Gain on sale of discontinued operation	(14,872)	—
Tax benefit from employee gains on stock-based compensation	—	2,638
Excess tax benefit from employee gains on stock-based compensation	(1,404)	—
Deferred income taxes	2,824	4,330
Cumulative effect of change in accounting principle	—	649
Changes in assets and liabilities:
Increase in accounts receivable	(287,451)	(39,375)
Decrease (increase) in inventories	21,556	(27,583)
Decrease in other current assets	10,145	6,680
Increase in other assets	(5,779)	(1,802)
Increase (decrease) in accounts payable	214,420	(6,438)
Decrease in inventories financing facility	(4,281)	(13,256)
Increase in deferred revenue	2,514	8,478
Increase (decrease) in accrued expenses and other current liabilities	18,580	(2,007)

Net cash provided by operating activities	82,968	15,564

Cash flows from investing activities:
Proceeds from sale of discontinued operation	46,250	—
Acquisition of Software Spectrum, net of cash acquired	(321,167)	—
Purchases of property and equipment	(34,951)	(35,026)
Cash receipt of underwriter receivable, net	—	26,540

Net cash used in investing activities	(309,868)	(8,486)

Cash flows from financing activities:
Repayments on short-term financing facility	(45,000)	(55,000)
Borrowings on long-term financing facility	312,000	75,000
Repayments on long-term financing facility	(144,000)	—
Borrowings on term loan	75,000	—
Repayments on term loan	(3,750)	—
(Repayments) borrowings on line of credit	(6,309)	21,309
Proceeds from sales of common stock under employee stock plans	16,462	10,783
Excess tax benefit from employee gains on stock-based compensation	1,404	—
Repurchase of common stock	—	(49,998)

Net cash provided by financing activities	205,807	2,094

Cash flows from discontinued operation:
Net cash used in operating activities	(8,885)	(3,045)
Net cash provided by (used in) investing activities	11,710	(3,783)
Net cash used in financing activities	(2,696)	(155)

Net cash provided by (used in) discontinued operation	129	(6,983)

Foreign currency exchange effect on cash flow	3,255	(5,487)

Decrease in cash and cash equivalents	(17,709)	(3,298)

Cash and cash equivalents at beginning of period	35,145	38,443

Cash and cash equivalents at end of period	$17,436	$35,145

These Consolidated Statements of Cash Flows do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.  1305 West Auto Drive  Tempe, Arizona 85284  480-902-1001   FAX 480-760-8958

Insight Q4 2006 Results, Page 10	January 30, 2007
Insight Enterprises, Inc. and Subsidiaries
Quarterly Select Operating Statistics
(UNAUDITED)

	Three Months Ended
	December 31,
Insight Enterprises, Inc. Consolidated	2006	2005	Change
Working capital (in thousands)	$402,582	$368,214	9.3%
Days sales outstanding in ending accounts receivable (“DSOs”)(a)	58	47	11 days
Annualized inventory turns(b)	31	29	2 days
Days costs of goods sold outstanding in ending accounts payable (“DPOs”)(a)	39	21	18 days
Effective tax rate (GAAP)	37.9%	42.1%	(4.2%)
Effective tax rate (Non-GAAP)	38.0%	39.2%	(1.2%)

North America
Number of shipping days	62	62	—
Number of account executives	1,214	1,074	13%
Net sales per account executive	$766,993	$654,953	17%
Gross profit per account executive	$96,828	$73,461	32%
Product mix (as a % of net product sales):
Software	33%	11%	285	% (c)
Notebooks and PDA’s	13%	16%	5	% (c)
Desktops and servers	12%	16%	(7	%) (c)
Networking and connectivity	11%	13%	13	% (c)
Storage devices	6%	9%	(12	%) (c)
Printers	5%	8%	(15	%) (c)
Memory and processors	5%	6%	10	% (c)
Supplies and accessories	5%	7%	(3	%) (c)
Monitors and video	4%	7%	(16	%) (c)
Miscellaneous	6%	7%	31	% (c)

EMEA
Number of shipping days	63	63	—
Number of account executives	433	266	63%
Net sales per account executive	$734,206	$392,261	87%
Gross profit per account executive	$89,491	$54,061	66%
Product mix (as a % of net product sales):
Software	67%	15%	1,242	% (c)
Notebooks and PDA’s	7%	18%	11	% (c)
Desktops and servers	6%	14%	16	% (c)
Networking and connectivity	4%	8%	30	% (c)
Storage devices	3%	9%	14	% (c)
Printers	3%	9%	9	% (c)
Monitors and video	3%	9%	19	% (c)
Supplies and accessories	3%	8%	25	% (c)
Memory and processors	2%	4%	27	% (c)
Miscellaneous	2%	6%	6	% (c)

(a)	Calculated assuming gross revenue recognition for software maintenance contracts.

(b)	Excluding inventories not available for sale.

(c)	Represents percentage of net sales growth/decline in product category.
These Quarterly Select Operating Statistics do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.  1305 West Auto Drive   Tempe, Arizona 85284  480-902-1001   FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended December 31, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$931,130	$317,911	$23,445	$1,272,486
Costs of goods sold	813,582	279,161	19,536	1,112,279

Gross profit	117,548	38,750	3,909	160,207
Operating expenses:
Selling and administrative expenses	91,941	31,657	3,085	126,683

Earnings from operations	$25,607	$7,093	$824	33,524

Non-operating expense, net				2,977

Earnings from continuing operations before income taxes				30,547
Income tax expense				11,575

Net earnings from continuing operations				18,972
Net loss from discontinued operation				(151)

Net earnings				$18,821

Total assets	$2,066,986	$450,233	$39,384	$1,738,887	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $817,716.

	Year Ended December 31, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$3,076,826	$710,294	$29,965	$3,817,085
Costs of goods sold	2,697,848	615,110	25,064	3,338,022

Gross profit	378,978	95,184	4,901	479,063
Operating expenses:
Selling and administrative expenses	294,013	77,694	3,792	375,499
Severance and restructuring expenses	508	221	—	729

Earnings from operations	$84,457	$17,269	$1,109	102,835

Non-operating expense, net				2,204

Earnings from continuing operations before income taxes				100,631
Income tax expense				35,555

Net earnings from continuing operations				65,076
Net earnings from discontinued operation				11,086

Net earnings				$76,162

Total assets	$2,066,986	$450,233	$39,384	$1,738,887	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $817,716.
This Operating Segment Statement of Earnings Information does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.   1305 West Auto Drive   Tempe, Arizona 85284   480-902-1001  ` FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended December 31, 2005
	North America	EMEA	APAC	Consolidated
Net sales	$702,437	$109,637	$—	$812,074
Costs of goods sold	623,649	94,527	—	718,176

Gross profit	78,788	15,110		93,898
Operating expenses:			—
Selling and administrative expenses	57,070	12,240	—	69,310
Severance and restructuring expenses	—	7,520	—	7,520

Earnings (loss) from operations	$21,718	$(4,650)	$—	17,068

Non-operating expense, net				234

Earnings from continuing operations before income taxes				16,834
Income tax expense				7,088

Net earnings from continuing operations				9,746
Net earnings from discontinued operation				2,019

Net earnings before cumulative effect of change in accounting principle				11,765
Cumulative effect of change in accounting principle, net of tax				(649)

Net earnings				$11,116

Total assets	$1,114,325	$144,583	$—	$922,340	*

*	Consolidated total assets include assets of a discontinued operation, corporate assets and intercompany eliminations for a net reduction of $336,568.

	Year Ended December 31, 2005
	North America	EMEA	APAC	Consolidated
Net sales	$2,713,468	$470,239	$—	$3,183,707
Costs of goods sold	2,402,343	406,824	—	2,809,167

Gross profit	311,125	63,415	—	374,540
Operating expenses:
Selling and administrative expenses	232,860	50,771	—	283,631
Severance and restructuring expenses	3,650	8,312	—	11,962
Reductions in liabilities assumed in a previous acquisition	—	(664)	—	(664)

Earnings from operations	$74,615	$4,996	$—	79,611

Non-operating income, net				(626)

Earnings from continuing operations before income taxes				80,237
Income tax expense				31,535

Net earnings from continuing operations				48,702
Net earnings from discontinued operation				6,642

Net earnings before cumulative effect of change in accounting principle				55,344
Cumulative effect of change in accounting principle, net of tax				(649)

Net earnings				$54,695

Total assets	$1,114,325	$144,583	$—	$922,340 *

*	Consolidated total assets include assets of a discontinued operation, corporate assets and intercompany eliminations for a net reduction of $336,568.
This Operating Segment Statement of Earnings Information does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.   1305 West Auto Drive   Tempe, Arizona 85284   480-902-1001  ` FAX 480-760-8958

Insight Q4 2006 Results, Page 13	January 30, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Effective Tax Rate:

GAAP	37.9%	42.1%	35.3%	39.3%
Tax rate effect of adjustments	0.1%	(2.9%)	0.4%	(0.7%)

Non-GAAP	38.0%	39.2%	35.7%	38.6%

Net Earnings:
GAAP	$18,821	$11,116	$76,162	$54,695
Settlement expense, net of tax	—	—	605	—
Stock-based compensation expense, net of tax	2,197	127	8,496	438
Severance and restructuring expenses, net of tax	—	5,078	454	8,489
Reductions in liabilities assumed in a previous acquisition, net of tax	—	—	—	(306)
Gain on sale of discontinued operation, net of tax	151	—	(8,993)	—
Cumulative effect of change in accounting principle, net of tax	—	649	—	649

Non-GAAP	$21,169	$16,970	$76,724	$63,965

Diluted Earnings Per Share:
GAAP	$0.38	$0.23	$1.56	$1.12
Settlement expense, net of tax	—	—	0.01	—
Stock-based compensation expense, net of tax	0.05	—	0.17	0.01
Severance and restructuring expenses, net of tax	—	0.11	0.01	0.17
Reductions in liabilities assumed in a previous acquisition, net of tax	—	—	—	(0.01)
Gain on sale of discontinued operation, net of tax	—	—	(0.18)	—
Cumulative effect of change in accounting principle, net of tax	—	0.01	—	0.01

Non-GAAP	$0.43	$0.35	$1.57	$1.30

This Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.      1305 West Auto Drive      Tempe, Arizona 85284      480-902-1001      FAX 480-760-8958

Insight Q4 2006 Results, Page 14	January 30, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
North America:
Selling and Administrative Expenses:
GAAP	$91,941	$57,070	$294,013	$232,860
Settlement expense	—	—	(1,000)	—
Stock-based compensation expense	(3,288)	(208)	(11,542)	(745)

Non-GAAP	$88,653	$56,862	$281,471	$232,115

Non-GAAP selling and administrative expenses as a percentage of net sales	9.5%	8.1%	9.1%	8.6%

Earnings from Operations:
GAAP	$25,607	$21,718	$84,457	$74,615
Settlement expense	—	—	1,000	—
Stock-based compensation expense	3,288	208	11,542	745
Severance and restructuring expense	—	—	508	3,650

Non-GAAP	$28,895	$21,926	$97,507	$79,010

EMEA:
Selling and Administrative Expenses:
GAAP	$31,657	$12,240	$77,694	$50,771
Stock-based compensation expense	(307)	—	(1,136)	—

Non-GAAP	$31,350	$12,240	$76,558	$50,771

Non-GAAP selling and administrative expenses as a percentage of net sales	9.9%	11.2%	10.8%	10.8%

Earnings from Operations:
GAAP	$7,093	$(4,650)	$17,269	$4,996
Stock-based compensation expense	307	—	1,136	—
Severance and restructuring expense	—	7,520	221	8,312
Reductions in liabilities assumed in a previous acquisition	—	—	—	(664)

Non-GAAP	$7,400	$2,870	$18,626	$12,644

This Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
- MORE -
Insight Enterprises, Inc.      1305 West Auto Drive       Tempe, Arizona 85284      480-902-1001     FAX 480-760-8958

Insight Q4 2006 Results, Page 15	January 30, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
APAC:
Selling and Administrative Expenses:
GAAP	$3,085	$—	$3,792	$—
Stock-based compensation expense	(11)	—	(12)	—

Non-GAAP	$3,074	$—	$3,780	$—

Non-GAAP selling and administrative expenses as a percentage of net sales	13.1%	—	12.6%	—

Earnings from Operations:
GAAP	$824	$—	$1,109	$—
Stock-based compensation expense	11	—	12	—
Reductions in liabilities assumed in a previous acquisition	—	—	—	—

Non-GAAP	$835	$—	$1,121	$—

This Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC informal inquiry.
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Insight Enterprises, Inc.      1305 West Auto Drive       Tempe, Arizona 85284      480-902-1001     FAX 480-760-8958